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                                                                    EXHIBIT 32.1

            SECTION 1350 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

The undersigned, Chairman, President and Treasurer, of Jaco Electronics, Inc. (the "Company"), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that: (1) the Annual Report on Form 10-K of the Company for the year ended June 30, 2004 (the "Annual Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented as required by such report. The foregoing certification is based upon, among other things, my responsibilities as principal executive officer of the Company, my own due diligence and representations made by certain other members of the Company's senior management.

Date: September 28, 2004

                                              /s/ Joel H. Girsky
                                              ----------------------------------
                                              Joel H. Girsky
                                              Chairman, President and Treasurer
                                              (Principal Executive Officer)